Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 5, 2015

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NOI BEFORE INCOME TAXES OF $0.34 PER DILUTED SHARE, NET EARNINGS OF $0.22 PER DILUTED SHARE, AND NAV PER SHARE OF $20.35

Bethesda, MD - August 5, 2015 - American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the quarter ended June 30, 2015 of $97 million, or $0.34 per diluted share, a 7% annualized return on equity. Consolidated NOI after income taxes for the quarter ended June 30, 2015 was $67 million, or $0.24 per diluted share. Consolidated net earnings for the quarter ended June 30, 2015 was $62 million, or $0.22 per diluted share. As of June 30, 2015, net asset value (“NAV”) per share was $20.35, a $0.23 per share increase from the March 31, 2015 NAV per share of $20.12.

Q2 2015 CONSOLIDATED FINANCIAL SUMMARY

•	$20.35 NAV per share outstanding

✓	$0.23 per share increase, or 5% annualized, over Q1 2015

•	$0.34 NOI before income taxes per diluted share, or $97 million

✓	21%, or $0.06 per diluted share, increase over Q1 2015, or $19 million

✓	7% annualized return on equity

•	$0.24 NOI after income taxes per diluted share, or $67 million

✓	33%, or $0.06 per diluted share, increase over Q1 2015, or $17 million

•	$0.22 net earnings per diluted share, or $62 million

✓	340%, or $0.17 per diluted share, increase over Q1 2015, or $47 million

•	$594 million of cash proceeds from realizations

✓	$186 million from Senior Floating Rate Loans (“SFRLs”)

✓	$170 million from investments sold to a European Capital debt fund

•	$976 million in new committed investments

✓	$300 million in Senior Floating Rate Loans

✓	$179 million in a European Capital debt fund

✓	$155 million in Structured Products

✓	$145 million in buyback of ACE I and ACE II interests in 22 portfolio companies (“ACE Buybacks”)

✓	$114 million in Sponsor Finance Investments

•	6.5 million shares of American Capital common stock repurchased, totaling $93 million

✓	$14.32 average price per share

✓	$0.14 per share accretive to June 30, 2015 NAV per share

American Capital, Ltd.
August 5, 2015

ASSET MANAGEMENT
In the second quarter of 2015, American Capital committed to purchase the interests of American Capital Equity I and American Capital Equity II, two affiliated private equity funds, in 22 portfolio companies for $145 million, which was their fair market value as of March 31, 2015. These purchases are intended to adjust the Company’s asset composition to meet statutory requirements in connection with the spin-off of American Capital Income, Ltd.

Additionally, a European Capital debt fund closed on €318 million ($353 million) of capital commitments, including €153 million ($170 million) of third-party investments and commitments. European Capital sold €162 million ($175 million) of assets into the fund. European Capital’s investment and remaining commitments to the fund total €165 million ($183 million). The Company anticipates a final closing by March 2016 to increase the investment capacity of the fund. The fund will have a three-year investment period and an affiliate of American Capital Asset Management will manage the fund for an annual base management fee of 1.5% and 15% incentive fees, subject to performance hurdles.

ACAS CLO 2015-1, a $552 million CLO fund, closed during the quarter. The CLO will have an approximate four-year investment period, and an affiliate of American Capital Asset Management will manage the fund for an annual base management fee of 0.5% and 20% incentive fees, subject to performance hurdles.

Also, after quarter end, the Company raised ACAS CLO 2015-2, a $510 million CLO fund. The CLO fund will have an approximate four-year investment period, and an affiliate of American Capital Asset Management will manage the fund for an annual base management fee of 0.5% and 20% incentive fees, subject to performance hurdles.

“We made good progress preparing for the spin-off of American Capital Income and remain on track to make initial regulatory filings this September,” said Malon Wilkus, Chairman and Chief Executive Officer. “We also made progress in our asset management business, closing the $552 million ACAS CLO 2015-1 and completing the first two closings for a European Capital debt fund, totaling $353 million. We expect a final closing for the European fund by March of next year.”

“We continue to believe in repurchasing our stock when it is trading at meaningful discounts to our NAV, as can be seen by our $93 million of purchases in the second quarter and $1.3 billion of total purchases since we started buybacks in 2011,” continued Mr. Wilkus. “Our stock repurchases have totaled 31% of our shares outstanding immediately prior to the start of the program. Our Board of Directors has recently modified the program and we intend to repurchase $300 million to $600 million of our stock prior to the completion of the American Capital Income spin-off, at prices below 85% of the most recent quarterly reported NAV per share, subject to certain conditions. The very substantial amount of accretion in book value per share that would result from these share repurchases, should make this program highly attractive to shareholders.”

“A key strategy of the spin-off will be positioning the balance sheet of American Capital Income to pay a market rate dividend,” said John Erickson, Chief Financial Officer and President, Specialty Finance. “We have made progress during the quarter increasing our NOI before income taxes by 24% to $97 million. Our second quarter NOI before income taxes return on equity was 7.1% compared to 5.6% for the last twelve months. While we have more work to improve the yield, we are making progress.”

American Capital, Ltd.
August 5, 2015

“The Sponsor Finance business continues to benefit from a dynamic industry with increased regulation and changes in the competitive landscape”, said Brian Graff, President Private Finance. “In the second quarter, the Sponsor Finance business originated $114 million and an additional $50 million of investments in July. Over 70% of the year to date investments were originated directly with private equity sponsors. We are very pleased with our current origination efforts, sizable backlog and response from sponsors to our recently disclosed increase in underwriting and hold sizes. We believe this puts us on track to achieve the annual volume we were planning.”

PORTFOLIO VALUATION
For the quarter ended June 30, 2015, net unrealized appreciation, before income taxes, on American Capital’s consolidated investment portfolio totaled $140 million. The primary components of the net unrealized appreciation were:

•	$180 million reversal of prior period unrealized depreciation primarily due to the exercise of the WRH, Inc. equity option; partially offset by

•	$11 million net unrealized depreciation in Structured Products;

•	$11 million net unrealized depreciation in Senior Floating Rate Loans; and

•	$10 million net unrealized depreciation in American Capital Asset Management.

PORTFOLIO PERFORMANCE
As of June 30, 2015, the Company's investments in Senior Floating Rate Loans were diversified across 255 portfolio companies and 51 industries, with the average issuer concentration at $9.0 million and no single company representing more than 0.4% of the Company's Senior Floating Rate Loan portfolio. The weighted average effective interest rate on the Company's Senior Floating Rate Loan portfolio as of June 30, 2015 was 4.2%, 10 basis points lower than the March 31, 2015 rate of 4.3%. The weighted average effective interest rate on the consolidated debt investments, excluding Senior Floating Rate Loans, as of June 30, 2015 was 8.8%, 10 basis points lower than the March 31, 2015 rate of 8.9%. The weighted average effective interest rate on European Capital’s debt investments as of June 30, 2015 was 4.1%, 150 basis points lower than the March 31, 2015 rate of 5.6%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments as of June 30, 2015 was 8.0%. The weighted average effective interest rate on consolidated debt investments as of June 30, 2015 was 6.4%, 20 basis points lower than the March 31, 2015 rate of 6.6%.

As of June 30, 2015, excluding European Capital loans, loans with a fair value of $109 million were on non-accrual, representing 2.7% of total loans at fair value, compared to $98 million, or 2.5%, of loans at fair value as of March 31, 2015. The $11 million increase in the fair value of loans on non-accrual was generally driven by net appreciation of existing non-accrual loans. Total loans on non-accrual were valued at 61.2% of cost at the end of the quarter, an 8.5% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $101 million, or 2.5%.

As of June 30, 2015, European Capital loans with a fair value of $28 million were on non-accrual, representing 15.5% of total European Capital loans at fair value, compared to $20 million, or 5.7%, of European Capital loans at fair value as of March 31, 2015. The $8 million increase in the fair value of European Capital loans on non-accrual was driven by one loan added to non-accrual status. Total European Capital loans on non-accrual were valued at 18.2% of cost at the end of the quarter, a 3.6% increase from the prior quarter. The estimated loss on total loans at cost was $126 million, or 40.5%.

SHARE REPURCHASE PROGRAM MODIFIED TO PURCHASE BETWEEN $300 MILLION AND $600 MILLION
American Capital's Board of Directors has modified its Share Repurchase Program beginning in the third quarter. Under the program, American Capital will purchase between $300 million and $600 million of common stock at prices per share below 85% of its most recent quarterly net asset value per share, subject to certain conditions. The purchases will be made prior to the spin-off of American Capital Income by the Company.

During the second quarter of 2015, American Capital made open market purchases of 6.5 million shares, for an aggregate price of $93 million, of American Capital common stock at an average price of $14.32 per share. Since the inception of the program in August 2011, American Capital has made open market purchases of 108.1 million shares, or $1.3 billion, of American Capital common stock at an average price of $11.90 per share. This represents 31% of shares outstanding immediately prior to the launch of the program.

American Capital, Ltd.
August 5, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2015, March 31, 2015 and December 31, 2014
(in millions, except per share amounts)

	Q2	Q1	Q2 2015 Versus Q1 2015		Q4	Q2 2015 Versus Q4 2014
	2015	2015	$	%	2014	$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $7,013, $6,924 and $6,417, respectively)	$7,260	$7,035	$225	3%	$6,280	$980	16%
Cash and cash equivalents	274	469	(195)	(42%)	676	(402)	(59%)
Restricted cash and cash equivalents	78	81	(3)	(4%)	167	(89)	(53%)
Interest and dividend receivable	50	40	10	25%	46	4	9%
Deferred tax asset, net	264	276	(12)	(4%)	354	(90)	(25%)
Other	159	133	26	20%	117	42	36%
Total assets	$8,085	$8,034	$51	1%	$7,640	$445	6%

Liabilities and Shareholders' Equity
Debt	$2,107	$2,002	$105	5%	$1,703	$404	24%
Trade date settlement liability	402	385	17	4%	191	211	110%
Other	120	221	(101)	(46%)	274	(154)	(56%)
Total liabilities	2,629	2,608	21	1%	2,168	461	21%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 271.9, 273.9 and 271.1 issued and 268.1, 269.7 and 266.9 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,231	6,281	(50)	(1%)	6,246	(15)	—%
Cumulative translation adjustment, net of tax	(116)	(134)	18	13%	(38)	(78)	(205%)
Distributions in excess of net realized earnings	(824)	(668)	(156)	(23%)	(505)	(319)	(63%)
Net unrealized appreciation (depreciation) of investments	162	(56)	218	NM	(234)	396	NM
Total shareholders' equity	5,456	5,426	30	1%	5,472	(16)	—%
Total liabilities and shareholders' equity	$8,085	$8,034	$51	1%	$7,640	$445	6%

NAV per common share outstanding	$20.35	$20.12	$0.23	1%	$20.50	$(0.15)	(1%)

______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
August 5, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended June 30, 2015, March 31, 2015 and June 30, 2014
(in millions, except per share data)
(unaudited)

	Q2	Q1	Q2 2015 Versus Q1 2015		Q2	Q2 2015 Versus Q2 2014
	2015	2015	$	%	2014	$	%

OPERATING REVENUE
Interest and dividend income	$151	$138	$13	9%	$83	$68	82%
Fee income	17	16	1	6%	17	—	—%
Total operating revenue	168	154	14	9%	100	68	68%

OPERATING EXPENSES
Interest	20	17	3	18%	11	9	82%
Salaries, benefits and stock-based compensation	32	40	(8)	(20%)	35	(3)	(9%)
European Capital management fees	4	4	—	—%	—	4	100%
General and administrative	15	15	—	—%	13	2	15%
Total operating expenses	71	76	(5)	(7%)	59	12	20%

NET OPERATING INCOME BEFORE INCOME TAXES	97	78	19	24%	41	56	137%

Tax provision	(30)	(28)	(2)	(7%)	(15)	(15)	(100%)
NET OPERATING INCOME	67	50	17	34%	26	41	158%

Net realized gain (loss)
Portfolio company investments	(284)	(206)	(78)	(38%)	(14)	(270)	NM
Foreign currency transactions	3	(2)	5	NM	1	2	200%
Derivative agreements and other	46	(48)	94	NM	1	45	NM
Tax benefit	12	43	(31)	(72%)	5	7	140%
Total net realized loss	(223)	(213)	(10)	(5%)	(7)	(216)	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	140	229	(89)	(39%)	185	(45)	(24%)
Foreign currency translation	13	19	(6)	(32%)	(12)	25	NM
Derivative agreements and other	65	6	59	983%	(3)	68	NM
Tax benefit (provision)	—	(76)	76	100%	23	(23)	(100%)
Total net unrealized appreciation	218	178	40	22%	193	25	13%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET EARNINGS”)	$62	$15	$47	313%	$212	$(150)	(71%)

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.36	$0.29	$0.07	24%	$0.15	$0.21	140%
Diluted	$0.34	$0.28	$0.06	21%	$0.15	$0.19	127%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.25	$0.18	$0.07	39%	$0.10	$0.15	150%
Diluted	$0.24	$0.18	$0.06	33%	$0.09	$0.15	167%

NET REALIZED (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.57)	$(0.60)	$0.03	5%	$0.07	$(0.64)	NM
Diluted	$(0.55)	$(0.58)	$0.03	5%	$0.07	$(0.62)	NM

NET EARNINGS PER COMMON SHARE
Basic	$0.23	$0.06	$0.17	283%	$0.80	$(0.57)	(71%)
Diluted	$0.22	$0.05	$0.17	340%	$0.76	$(0.54)	(71%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	272.4	271.1	1.3	—%	266.2	6.2	2%
Diluted	283.4	282.9	0.5	—%	278.5	4.9	2%
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
August 5, 2015

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2015, March 31, 2015 and June 30, 2014
(in millions, except per share data)
(unaudited)

			Q2 2015 Versus Q1 2015			Q2 2015 Versus Q2 2014
	Q2 2015	Q1 2015	$	%	Q2 2014	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$8,085	$8,034	$51	1%	$6,394	$1,691	26%
Externally Managed Assets at Fair Value(1)	73,389	83,715	(10,326)	(12%)	76,510	(3,121)	(4%)
Total	$81,474	$91,749	$(10,275)	(11%)	$82,904	$(1,430)	(2%)

Third-Party Earning Assets Under Management(2)	$14,667	$14,630	$37	—%	$13,137	$1,530	12%
Total Earning Assets Under Management(3)	$22,752	$22,664	$88	—%	$19,450	$3,302	17%

New Investments
First Lien Senior Debt	$393	$747	$(354)	(47%)	$571	$(178)	(31%)
Second Lien Senior Debt	94	12	82	683%	103	(9)	(9%)
Mezzanine Debt	4	54	(50)	(93%)	2	2	100%
Preferred Equity	89	90	(1)	(1%)	1	88	NM
Common Equity	241	2	239	NM	63	178	283%
Structured Products	155	47	108	230%	73	82	112%
Total by Security Type	$976	$952	$24	3%	$813	$163	20%

Senior Floating Rate Loans	$300	$603	$(303)	(50%)	$579	$(279)	(48%)
Structured Products	155	47	108	230%	73	82	112%
European Capital	179	169	10	6%	—	179	100%
Sponsor Finance and Other Investments	90	41	49	120%	99	(9)	(9%)
Investments in ACAM and Fund Development	69	19	50	263%	50	19	38%
Add-on Financing for ACE Buybacks	145	—	145	100%	—	145	100%
Add-on Financing for Growth and Working Capital	34	21	13	62%	3	31	NM
Add-on Financing for Distressed Situations	4	6	(2)	(33%)	9	(5)	(56%)
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	46	(46)	(100%)	—	—	—%
Total by Use	$976	$952	$24	3%	$813	$163	20%

Realizations
Loan Syndications and Sales	$206	$54	$152	281%	$1	$205	NM
Principal Prepayments	147	29	118	407%	185	(38)	(21%)
Scheduled Principal Amortization	139	32	107	334%	19	120	632%
Equity Investments	90	93	(3)	(3%)	142	(52)	(37%)
Payment of Accrued PIK Notes and Dividends and Accreted OID	12	17	(5)	(29%)	61	(49)	(80%)
Total by Source	$594	$225	$369	164%	$408	$186	46%

Senior Floating Rate Loans	$186	$91	$95	104%	$8	$178	NM
European Capital(6)	175	110	65	59%	34	141	415%
Structured Products	99	5	94	NM	42	57	136%
American Capital One Stop Buyouts®	98	14	84	600%	282	(184)	(65%)
Sponsor Finance and Other Investments	33	2	31	NM	41	(8)	(20%)
American Capital Asset Management	3	3	—	—%	1	2	200%
Total by Business Line	$594	$225	$369	164%	$408	$186	46%

American Capital, Ltd.
August 5, 2015

			Q2 2015 Versus Q1 2015			Q2 2015 Versus Q2 2014
	Q2 2015	Q1 2015	$	%	Q2 2014	$	%
Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$8	$5	$3	60%	$69	$(61)	(88%)
Gross Realized Loss	(292)	(211)	(81)	(38%)	(83)	(209)	(252%)
Portfolio Net Realized Loss	(284)	(206)	(78)	(38%)	(14)	(270)	NM
Foreign Currency Transactions	3	(2)	5	NM	1	2	200%
Derivative Agreements	46	(2)	48	NM	1	45	NM
Long Term Incentive Plan Liability	—	(46)	46	100%	—	—	—%
Tax Benefit	12	43	(31)	(72%)	5	7	140%
Net Realized Loss	(223)	(213)	(10)	(5%)	(7)	(216)	NM

Net Unrealized (Depreciation) Appreciation of American Capital One Stop Buyouts®	(9)	4	(13)	NM	(15)	6	40%
Net Unrealized (Depreciation) Appreciation of American Capital Sponsor Finance and Other Investments	(5)	—	(5)	(100%)	18	(23)	NM
Net Unrealized Appreciation of European Capital Investments	6	2	4	200%	—	6	100%
Net Unrealized Appreciation of Investment in European Capital	—	—	—	—%	66	(66)	(100%)
Net Unrealized Appreciation of Investment in European Capital Foreign Currency Translation	—	—	—	—%	2	(2)	(100%)
Net Unrealized (Depreciation) Appreciation of ACAM	(10)	(4)	(6)	(150%)	101	(111)	NM
Net Unrealized (Depreciation) Appreciation of Senior Floating Rate Loans	(11)	21	(32)	NM	—	(11)	(100%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(11)	(3)	(8)	(267%)	3	(14)	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	180	209	(29)	(14%)	10	170	NM
Net Unrealized Appreciation of Portfolio Company Investments	140	229	(89)	(39%)	185	(45)	(24%)
Foreign Currency Translation - Investment in European Capital	—	—	—	—%	(8)	8	100%
Foreign Currency Translation - European Capital Investments	11	28	(17)	(61%)	—	11	100%
Foreign Currency Translation - Other	2	(9)	11	NM	(4)	6	NM
Derivative Agreements and Other	65	6	59	983%	(3)	68	NM
Tax (Provision) Benefit	—	(76)	76	100%	23	(23)	(100%)
Net Unrealized Appreciation of Investments	218	178	40	22%	193	25	13%

Net Gains, Losses, Appreciation and Depreciation	$(5)	$(35)	$30	86%	$186	$(191)	NM

Other Financial Data
NAV per Share	$20.35	$20.12	$0.23	1%	$20.12	$0.23	1%
Debt at Cost	$2,107	$2,002	$105	5%	$791	$1,316	166%
Market Capitalization	$3,633	$3,989	$(356)	(9%)	$4,032	$(399)	(10%)
Total Enterprise Value(4)	$5,466	$5,522	$(56)	(1%)	$4,688	$778	17%
Asset Coverage Ratio	358%	370%			593%
Debt to Equity Ratio	0.4x	0.4x			0.1x

American Capital, Ltd.
August 5, 2015

			Q2 2015 Versus Q1 2015			Q2 2015 Versus Q2 2014
	Q2 2015	Q1 2015	$	%	Q2 2014	$	%
Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End	4.2%	4.3%			4.4%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End	8.8%	8.9%			9.3%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End	4.1%	5.6%			NA
Weighted Average Effective Interest Rate on All Debt Investments at Period End	6.4%	6.6%			7.8%
Loans on Non-Accrual at Cost	$332	$323	$9	3%	$299	$33	11%
Loans on Non-Accrual at Fair Value	$137	$118	$19	16%	$171	$(34)	(20%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	7.4%	7.3%			12.5%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	3.2%	2.8%			7.5%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	41.3%	36.5%			57.2%
Estimated Loss(5)	$227	$255	$(28)	(11%)	$142	$85	60%
Estimated Loss as a Percentage of Total Loans at Cost	5.1%	6.0%			6.1%
Past Due Loans at Cost	$—	$—	$—	—%	$—	$—	—%
Debt to Equity Conversions at Cost	$—	$59	$(59)	(100%)	$—	$—	—%
Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	5.6%	4.6%			2.9%
LTM Net Operating Income Return on Average Shareholders' Equity	3.7%	3.0%			1.7%
LTM Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(1.7%)	1.5%			1.6%
LTM Net Earnings Return on Average Shareholders' Equity	4.2%	7.1%			1.9%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	7.1%	5.7%			3.1%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	4.9%	3.7%			2.0%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(11.5%)	(11.9%)			1.4%
Current Quarter Annualized Net Earnings Return on Average Shareholders' Equity	4.6%	1.1%			16.3%
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, investment in European Capital through September 30, 2014, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2, ACAS CLO 2015-1, European Capital UK SME Debt and a European Capital debt fund, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.
(6) Includes realizations from American Capital's investment in European Capital during the three months ended June 30, 2014. Includes European Capital investment portfolio realizations during the three months ended June 30, 2015 and March 31, 2015, respectively.

American Capital, Ltd.
August 5, 2015

	Static Pool (1)
American Capital Portfolio Statistics ($ in millions, unaudited)	1997- 2004	2005	2006	2007	2008	2011	2012	2013	2014	2015	SFRL	Aggregate
IRR of All Investments(2)	12.3%	13.8%	10.5%	(2.2%)	10.0%	15.7%	(10.4%)	40.7%	12.8%	15.1%	3.8%	9.0%
IRR of Exited Investments(3)	13.2%	17.9%	8.9%	(4.1%)	9.1%	21.9%	(87.9%)	16.3%	14.0%	N/A	NM	9.4%
IRR of Equity Investments(2)(4)(5)	19.1%	13.9%	13.5%	(8.4%)	20.5%	12.2%	(98.7%)	151.8%	33.6%	N/A	N/A	11.1%
IRR of Exited Equity Investments(3)(4)(5)	24.1%	28.6%	12.4%	(6.3%)	19.3%	35.1%	NM	N/A	N/A	N/A	N/A	16.1%
IRR of All One Stop Buyout Investments(2)(19)	11.5%	26.9%	12.6%	1.8%	15.8%	(15.2%)	(16.5%)	211.8%	N/A	N/A	N/A	12.9%
IRR of All One Stop Buyout Equity Investments(2)(4)(5)(19)	17.3%	37.8%	15.2%	(8.2%)	16.0%	(23.1%)	(98.7%)	211.6%	N/A	N/A	N/A	16.4%
IRR of Current One Stop Buyout Investments(2)(19)	(2.4%)	24.6%	10.4%	(1.3%)	24.9%	(15.2%)	(16.5%)	211.8%	N/A	N/A	N/A	8.5%
IRR of Exited One Stop Buyout Investments(3)	13.0%	21.3%	12.0%	3.1%	15.8%	N/A	NM	NM	N/A	N/A	N/A	12.6%
Committed Investments(7)	$6,188	$5,591	$5,422	$7,609	$1,072	$229	$894	$355	$1,261	$298	$2,794	$31,713
Total Exits and Prepayments of Committed Investments(7)	$5,918	$4,816	$4,894	$6,373	$856	$168	$434	$114	$164	$—	$287	$24,024
Total Interest, Dividends and Fees Collected	$2,146	$1,722	$1,623	$1,612	$461	$32	$96	$62	$88	$6	$72	$7,920
Total Net Realized (Loss) Gain on Investments	$(118)	$384	$(278)	$(1,544)	$(99)	$12	$(165)	$—	$(2)	$—	$(1)	$(1,811)
Current Cost of Investments	$269	$516	$339	$709	$160	$47	$408	$228	$955	$293	$2,303	$6,227
Current Fair Value of Investments	$128	$1,210	$330	$547	$177	$40	$374	$339	$961	$293	$2,290	$6,689
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.9%	18.1%	4.9%	8.2%	2.6%	0.6%	5.6%	5.1%	14.4%	4.4%	34.2%	100.0%
Net Unrealized (Depreciation) Appreciation	$(141)	$694	$(9)	$(162)	$17	$(7)	$(34)	$111	$6	$—	$(13)	$462
Non-Accruing Loans at Cost	$6	$9	$13	$127	$3	$—	$20	$—	$—	$—	$—	$178
Non-Accruing Loans at Fair Value	$3	$—	$13	$74	$4	$—	$15	$—	$—	$—	$—	$109
Equity Interest at Fair Value(4)	$57	$1,112	$213	$180	$60	$17	$57	$173	$20	$1	N/A	$1,890
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	5.8	0.6	7.9	4.7	6.9	—	5.6	6.3	5.8	4.7	N/A	3.9
Interest Coverage(10)(12)(13)(16)	1.8	0.1	6.0	2.2	1.7	—	2.5	2.5	2.5	1.8	N/A	1.6
Debt Service Coverage(11)(12)(13)(16)	1.3	0.1	3.0	1.8	1.3	—	2.4	2.3	2.0	1.6	N/A	1.3
Average Age of Companies(13)(16)	43 yrs	11 yrs	46 yrs	33 yrs	21 yrs	5 yrs	19 yrs	19 yrs	25 yrs	21 yrs	N/A	22 yrs
Diluted Ownership Percentage(4)(17)	95%	96%	82%	62%	83%	87%	99%	78%	9%	5%	N/A	88%
Average Revenue(13)(14)(16)	$51	$199	$176	$259	$32	$—	$205	$305	$282	$87	N/A	$207
Average Adjusted EBITDA(8)(13)(16)	$10	$91	$35	$27	$14	$—	$48	$31	$64	$26	N/A	$56
Total Revenue(13)(14)	$830	$531	$2,405	$2,644	$57	$—	$963	$2,078	$4,770	$872	N/A	$15,150
Total Adjusted EBITDA(8)(13)	$99	$130	$28	$103	$22	$—	$278	$342	$1,242	$247	N/A	$2,491
% of Senior Loans(12)(13)(15)	31%	9%	6%	56%	32%	100%	51%	100%	100%	100%	N/A	69%
% of Loans with Lien(12)(13)(15)	97%	64%	100%	93%	39%	100%	100%	100%	100%	100%	N/A	93%
Diluted Ownership Percentage of ACAS in MOPC(6)(17)	98%	96%	94%	96%	95%	80%	99%	84%	N/A	N/A	N/A	94%
Total Third-party Debt at Cost in MOPC(6)(18)	$42	$20	$350	$26	$35	$—	$24	$17	$—	N/A	N/A	$514
———————
N/A = Not Applicable
NM = Not Meaningful

Note:
Excludes portfolio companies of European Capital. For static pool statistics, American Capital’s investment in European Capital was treated as an exited investment at its net asset value on October 1, 2014, the date on which it was consolidated into American Capital.

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in the 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
Majority Owned Portfolio Company (“MOPC”) investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital through September 30, 2014.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and our investment in European Capital through September 30, 2014.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
August 5, 2015

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on August 6, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q2 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be available on our website after the call on August 6, 2015. In addition, there will be a phone recording available one hour after the live call on August 6, 2015 through August 20, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10068971.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $81 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.